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                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               FOUR MEDIA COMPANY


1.  NAME.

    The name of this corporation is FOUR MEDIA COMPANY (the "Corporation").

2.  REGISTERED OFFICE AND AGENT.

    The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3.  PURPOSE AND POWERS.

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.  CAPITAL STOCK.

    4.1.  AUTHORIZED SHARES.

    The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 55,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share ("Preferred Stock"), and 50,000,000 shares shall be classified as Common Stock, par value $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

    4.2.  COMMON STOCK.

     (a)  RELATIVE RIGHTS.

     The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

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     (b)  VOTING RIGHTS.

     Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in this Certificate of Incorporation or by applicable law.

     (c)  DIVIDENDS.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

     (d) DISSOLUTION, LIQUIDATION, WINDING UP.

     In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

     4.3.  PREFERRED STOCK.

     (a) ISSUANCE, DESIGNATIONS, POWERS, ETC.

     The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance from time to

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time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

     (i) the number of shares constituting that series and the distinctive designation of that series;

     (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (v) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

     (b) DISSOLUTION, LIQUIDATION, WINDING UP.

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the

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certificate of designations or by the resolution or resolutions of the Board of
Directors providing for the issuance of such series.

     4.4.  ADJUSTMENTS OF AUTHORIZED STOCK.

     Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of the Corporation of any class or classes may be increased or decreased (but not below the number then outstanding) by the affirmative vote of a majority of the directors then in office, whether or not a quorum.

     4.5.  RESTRICTIONS ON FOREIGN OWNERSHIP OF SHARES.

     (a) No shares of stock of any class or series outstanding at any time shall be owned of record or beneficially by a person (as defined in Section 4.5(c) hereof) whose ownership thereof would constitute a violation of Section 310(a) or 310(b) of the Communications Act of 1934, as amended, or any similar or successor federal statutes.

     (b) The Corporation may, in its sole discretion, redeem any outstanding shares of stock of any class or series which are owned in violation of Section 4.5(a) hereof. Shares redeemed by the Corporation under this Section 4.5(b) may be redeemed for cash, property or rights, at the lesser of (i) the fair market value at the time of the redemption or (ii) the holder's purchase price, provided the holder purchased such shares within a year prior to the redemption. The Board of Directors shall have sole discretion to determine whether shares are owned in violation of Section 4.5(a) hereof, the fair market value of any shares to be redeemed, and the value of any non-cash consideration to be provided for such shares in any such redemption.

     (c) For purposes of this Section 4.5, "person" shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof or any other legal entity.

5.  INCORPORATOR; INITIAL DIRECTORS

     5.1.  INCORPORATOR.

     The name and mailing address of the incorporator (the "Incorporator") is Greenberg Glusker Fields Claman & Machtinger LLP, 1900 Avenue of the Stars, Suite 2100, Los Angeles, CA 90067-4590. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

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     5.2.  INITIAL DIRECTORS.

     The following persons, having the following mailing addresses, shall serve as the directors of the Corporation until their successors are elected and qualified:

    NAME            MAILING ADDRESS

CLASS I
    (NAMES          ADDRESSES)

CLASS II
    (NAMES          ADDRESSES)

CLASS III
    (NAMES          ADDRESSES)

6.  BOARD OF DIRECTORS.

     6.1.  CLASSIFICATION.

     Except as otherwise provided in this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1999 annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at the 1998 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1997 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Section 6.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

     6.2.  CHANGE OF AUTHORIZED NUMBER.

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     In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     6.3.  DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or a certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 6 unless expressly provided by the certificate of designations.

     6.4.  LIMITATION OF LIABILITY.

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit. Any repeal or modification of this Section 6.4 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

7.  INDEMNIFICATION.

    To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and

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reasonably incurred by such person in connection with such action, suit or proceeding.

     To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

8.  ACTIONS BY STOCKHOLDERS.

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders.

9.  SPECIAL MEETINGS.

     Special meetings of the stockholders may be called at any time but only by
(a) the chairman of the board of the Corporation or (b) a majority of the directors in office, although less than a quorum.

10.  COMPROMISE OR ARRANGEMENT CLAUSE.

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any

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receiver or receivers appointed for the Corporation under Section 291 of the
Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

11.  AMENDMENT OF CERTIFICATE OF INCORPORATION.

      Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent With the purpose or intent of Sections 6, 8 and 9 hereof, and this
Section 11. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

12.  AMENDMENT OF BYLAWS.

     In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as provided for in this Certificate of Incorporation or in the Bylaws of the Corporation.

     IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and

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accordingly executes this Certificate of Incorporation this 25th day of
September, 1996.


                              GREENBERG GLUSKER FIELDS CLAMAN
                              & MACHTINGER LLP
                              Incorporator


                              By:/s/ Jill Cossman
                                 __________________________
                                 Jill A. Cossman

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